UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  October 23, 2009

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

257 Park Avenue South Suite 602 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 722-6260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.

On October 23, 2009, the shareholders of interCLICK, Inc. (the “Company”) voted to approve a reverse stock split of the Company’s common stock at the Company’s 2009 annual meeting of shareholders (the “Meeting”).  After the close of trading on October 23, 2009, the Company amended its Certificate of Incorporation by filing a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to implement a one-for-two reverse stock split.

The Company issued a press release announcing the results of the Meeting.  The press release is attached to this Form 8-K as Exhibit 99.1.

The results for each of the proposals are listed below.

Proposal	For	Against	Withheld	Abstain

To elect the following as directors:
Barry Honig	26,553,031	0	1,386,657
Michael Brauser	26,553,081	0	1,386,607
Brett Cravatt	27,481,366	0	458,322
Michael Katz	27,377,801	0	561,887
Michael Mathews	27,377,031	0	562,657

To approve an amendment to our Certificate of Incorporation to effect a reverse stock split	26,304,960	1,310,683		24,045
To ratify the adoption of and the amendments to the Company’s equity incentive plans	25,796,163	952,034		1,191,491
To approve the ratification of J.H. Cohn LLP as our independent registered public accounting firm	25,877,200	2,700		1,759,788

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release Announcing Annual Meeting Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 23, 2009
interCLICK, Inc.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer